Exhibit 1(a)


                               OHIO POWER COMPANY

                             Underwriting Agreement

                               Dated July 8, 2003


      AGREEMENT made between OHIO POWER COMPANY, a corporation organized and existing under the laws of the State of Ohio (the Company), and the several persons, firms and corporations (the Underwriters) named in Exhibit 1 hereto.

                                   WITNESSETH:

      WHEREAS, the Company proposes to issue and sell $225,000,000 aggregate principal amount of its 4.85% Senior Notes, Series H, due 2014 (the Series H Notes) and $225,000,000 aggregate principal amount of its 6.375% Senior Notes, Series I, due 2033 (the Series I Notes and collectively with the Series H Notes, the Senior Notes) to be issued pursuant to the Indenture dated as of September 1, 1997, between the Company and Bankers Trust Company, now Deutsche Bank Trust Company Americas, as trustee (the Trustee), as heretofore supplemented and amended and as to be further supplemented and amended (said Indenture as so supplemented being hereafter referred to as the Indenture); and

      WHEREAS, the Underwriters have designated the persons signing this Agreement (collectively, the Representative) to execute this Agreement on behalf of the respective Underwriters and to act for the respective Underwriters in the manner provided in this Agreement; and

      WHEREAS, the Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended (the Act), with the Securities and Exchange Commission (the Commission), registration statement (File No. 333-106242) and a prospectus relating to $650,000,000 aggregate principal amount of its unsecured notes and such registration statement has become effective; and

      WHEREAS, such registration statement, including the financial statements, the documents incorporated or deemed incorporated therein by reference, and the exhibits thereto, being herein called the Registration Statement, and the prospectus, including the documents incorporated or deemed incorporated therein by reference, constituting a part of such Registration Statement, as it may be last amended or supplemented prior to the effectiveness of this Agreement, but excluding any amendment or supplement relating solely to securities other than the Senior Notes, being herein called the Basic Prospectus, and the Basic Prospectus, as supplemented by a final prospectus supplement (the Prospectus Supplement) to include information relating to the Senior Notes, including the names of the Underwriters, the price and terms of the offering, the interest rate, maturity date and certain other information relating to the Senior Notes, which will be filed with the Commission pursuant to Rule 424(b) of the Commission's General Rules and Regulations under the Act (the Rules), including all documents then incorporated or deemed to have been incorporated therein by reference, being herein called the Prospectus.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed between the parties as follows:

      1. Purchase and Sale: Upon the basis of the warranties and representations and on the terms and subject to the conditions herein set forth, the Company agrees to sell to the respective Underwriters named in Exhibit 1 hereto, severally and not jointly, and the respective Underwriters, severally and not jointly, agree to purchase from the Company, the respective principal amounts of the Senior Notes set opposite their names in Exhibit 1 hereto, together aggregating all of the Series H Notes, at a price equal to 99.268% and all of the Series I Notes, at a price equal to 98.305% of the principal amount thereof.

      2. Payment and Delivery: Payment for the Senior Notes shall be made to the Company in immediately available funds or in such other manner as the Company and the Representative shall mutually agree upon in writing, upon the delivery of the Senior Notes to the Representative for the respective accounts of the Underwriters against receipt therefor signed by the Representative on behalf of itself and for the other Underwriters. Such delivery shall be made at 10:00 A.M., New York Time, on July 11, 2003 (or on such later business day, not more than five business days subsequent to such day, as may be mutually agreed upon by the Company and the Underwriters), unless postponed in accordance with the provisions of Section 8 hereof, at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, or at such other place as the Company and the Representative shall mutually agree in writing. The time at which payment and delivery are to be made is herein called the Time of Purchase.

      The delivery of the Senior Notes shall be made in fully registered form, registered in the name of CEDE & CO., to the offices of The Depository Trust Company in New York, New York and the Underwriters shall accept such delivery.

      3. Conditions of Underwriters' Obligations: The several obligations of the Underwriters hereunder are subject to the accuracy of the warranties and representations on the part of the Company on the date hereof and at the Time of Purchase and to the following other conditions:

           (a) That all legal proceedings to be taken and all legal opinions to be rendered in connection with the issue and sale of the Senior Notes shall be satisfactory in form and substance to Dewey Ballantine LLP, counsel to the Underwriters.

           (b) That, at the Time of Purchase, the Representative shall be furnished with the following opinions, dated the day of the Time of Purchase, with conformed copies or signed counterparts thereof for the other Underwriters, with such changes therein as may be agreed upon by the Company and the Representative with the approval of Dewey Ballantine LLP, counsel to the
                Underwriters:

                (1) Opinion of Simpson Thacher & Bartlett LLP and either of Thomas G. Berkemeyer, Esq. or Kevin R. Fease, Esq., counsel to the Company, substantially in the forms heretofore previously provided to the Underwriters; and

                (2) Opinion of Dewey Ballantine LLP, counsel to the Underwriters, substantially in the form heretofore previously provided to the Underwriters.

           (c) That the Representative shall have received a letter from Deloitte & Touche LLP dated the day of the Time of Purchase in form and substance satisfactory to the Representative, (i) confirming that they are independent certified public accountants within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder,
                (ii) stating that in their opinion the financial statements audited by them and included or incorporated by reference in the Registration Statement complied as to form in all material respects with the then applicable accounting requirements of the Commission, including the applicable published rules and regulations of the Commission and (iii) covering as of a date not more than five business days prior to the day of the Time of Purchase such other matters as the Representative reasonably requests.

           (d) That no amendment to the Registration Statement and that no prospectus or prospectus supplement of the Company (other than the prospectus or amendments, prospectuses or prospectus supplements relating solely to securities other than the Senior Notes) relating to the Senior Notes and no document which would be deemed incorporated in the Prospectus by reference filed subsequent to the date hereof and prior to the Time of Purchase shall contain material information substantially different from that contained in the Registration Statement which is unsatisfactory in substance to the Representative or unsatisfactory in form to Dewey Ballantine LLP, counsel to the Underwriters.

           (e) That, at the Time of Purchase, an appropriate order of The Public Utilities Commission of Ohio, necessary to permit the sale of the Senior Notes to the Underwriters, shall be in effect; and that, prior to the Time of Purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act by the Commission or proceedings therefor initiated.

           (f) That, from the date hereof to the Time of Purchase, there shall not have been any material adverse change in the business, properties or financial condition of the Company from that set forth in the Prospectus (other than changes referred to in or contemplated by the Prospectus), and that the Company shall, at the Time of Purchase, have delivered to the Representative a certificate of an executive officer of the Company to the effect that, to the best of his knowledge, information and belief, there has been no such change.

           (g) That the Company shall have performed such of its obligations under this Agreement as are to be performed at or before the Time of Purchase by the terms hereof.

      4. Certain Covenants of the Company: In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

           (a) As soon as practicable, and in any event within the time prescribed by Rule 424 under the Act, to file the Prospectus with the Commission; as soon as the Company is advised thereof, to advise the Representative and confirm the advice in writing of any request made by the Commission for amendments to the Registration Statement or Prospectus or for additional information with respect thereto or of the entry of a stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceedings for that purpose and, if such a stop order should be entered by the Commission, to make every reasonable effort to obtain the prompt lifting or removal thereof.

           (b) To deliver to the Underwriters, without charge, as soon as practicable (and in any event within 24 hours after the date hereof), and from time to time thereafter during such period of time (not exceeding nine months) after the date hereof as they are required by law to deliver a prospectus, as many copies of the Prospectus (as supplemented or amended if the Company shall have made any supplements or amendments thereto, other than supplements or amendments relating solely to securities other than the Senior Notes) as the Representative may reasonably request; and in case any Underwriter is required to deliver a prospectus after the expiration of nine months after the date hereof, to furnish to any Underwriter, upon request, at the expense of such Underwriter, a reasonable quantity of a supplemental prospectus or of supplements to the Prospectus complying with Section 10(a)(3) of the Act.

           (c) To furnish to the Representative a copy, certified by the Secretary or an Assistant Secretary of the Company, of the Registration Statement as initially filed with the Commission and of all amendments thereto (exclusive of exhibits), other than amendments relating solely to securities other than the Senior Notes and, upon request, to furnish to the Representative sufficient plain copies thereof (exclusive of exhibits) for distribution to the other Underwriters.

           (d) For such period of time (not exceeding nine months) after the date hereof as they are required by law to deliver a prospectus, if any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not contain any untrue statement of a material fact or not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, forthwith to prepare and furnish, at its own expense, to the Underwriters and to dealers (whose names and addresses will be furnished to the Company by the Representative) to whom principal amounts of the Senior Notes may have been sold by the Representative for the accounts of the Underwriters and, upon request, to any other dealers making such request, copies of such amendments to the Prospectus or supplements to the Prospectus.

           (e) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statement of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

           (f) To use its best efforts to qualify the Senior Notes for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Representative may designate within six months after the date hereof and itself to pay, or to reimburse the Underwriters and their counsel for, reasonable filing fees and expenses in connection therewith in an amount not exceeding $3,500 in the aggregate (including filing fees and expenses paid and incurred prior to the effective date hereof), provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome.

           (g) To pay all expenses, fees and taxes (other than transfer taxes on resales of the Senior Notes by the respective Underwriters) in connection with the issuance and delivery of the Senior Notes, except that the Company shall be required to pay the fees and disbursements (other than disbursements referred to in paragraph (f) of this Section 4) of Dewey Ballantine LLP, counsel to the Underwriters, only in the events provided in paragraph (h) of this Section 4 and paragraph (a) of Section 7, the Underwriters hereby agreeing to pay such fees and disbursements in any other event.

           (h) If the Underwriters shall not take up and pay for the Senior Notes due to the failure of the Company to comply with any of the conditions specified in Section 3 hereof, or, if this Agreement shall be terminated in accordance with the provisions of Section 8 or 9 hereof, to pay the fees and disbursements of Dewey Ballantine LLP, counsel to the Underwriters, and, if the Underwriters shall not take up and pay for the Senior Notes due to the failure of the Company to comply with any of the conditions specified in Section 3 hereof, to reimburse the Underwriters for their reasonable out-of-pocket expenses, in an aggregate amount not exceeding a total of $10,000, incurred in connection with the financing contemplated by this Agreement.

           (i) The Company will timely file any certificate required by Rule 52 under the Public Utility Holding Company Act of 1935 (the 1935
                Act) in connection with the sale of the Senior Notes.

           (j) During the period from the date hereof and continuing to and including the earlier of (i) the date which is after the Time of Purchase on which the distribution of the Senior Notes ceases, as determined by the Representative in its sole discretion, and
                (ii) the date which is 30 days after the Time of Purchase, the Company agrees not to offer, sell, contract to sell or otherwise dispose of any Senior Notes of the Company or any substantially similar securities of the Company without the consent of the Representative.

      5. Warranties of the Company: The Company represents and warrants to, and agrees with you, as set forth below:

           (a) the Registration Statement on its effective date complied, with the applicable provisions of the Act and the rules and regulations of the Commission and the Registration Statement at its effective date did not, and at the Time of Purchase will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Basic Prospectus on the date of this Agreement and the Prospectus when first filed in accordance with Rule 424(b) complies, and at the Time of Purchase the Prospectus will comply, with the applicable provisions of the Act and the Trust Indenture Act of 1939, as amended (the 1939 Act), and the rules and regulations of the Commission, the Basic Prospectus on the date of this Agreement and the Prospectus when first filed in accordance with Rule 424(b) under the Act do not, and the Prospectus at the Time of Purchase will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to the Underwriters with respect to any statements or omissions made in the Registration Statement, the Basic Prospectus or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representative on behalf of, any Underwriter expressly for use in the Registration Statement, the Basic Prospectus or Prospectus, or to any statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility under the 1939 Act of any indenture trustee under an indenture of the Company.

           (b) As of the Time of Purchase, the Indenture will have been duly authorized by the Company and duly qualified under the 1939 Act and, when executed and delivered by the Trustee and the Company, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms and such Senior Notes will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, except as the enforceability thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general, and except as the availability of the remedy of specific performance is subject to general principles of equity (regardless of whether such remedy is sought in a proceeding in equity or at law), and by an implied covenant of good faith and fair dealing.

           (c) The documents incorporated by reference in the Registration Statement or Prospectus, when they were filed with the Commission, complied in all material respects with the applicable provisions of the 1934 Act and the rules and regulations of the Commission thereunder, and as of such time of filing, when read together with the Prospectus, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise referred to or contemplated therein, there has been no material adverse change in the business, properties or financial condition of the Company.

           (e) This Agreement has been duly authorized, executed and delivered by the Company.

           (f) The consummation by the Company of the transactions contemplated herein is not in violation of its charter or bylaws, will not result in the violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court having jurisdiction over the Company or its properties, and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties may be subject (except for conflicts, breaches or defaults which would not, individually or in the aggregate, be materially adverse to the Company or materially adverse to the transactions contemplated by this Agreement.)

           (g) No authorization, approval, consent or order of any court or governmental authority or agency is necessary in connection with the issuance and sale by the Company of the Senior Notes or the transactions by the Company contemplated in this Agreement, except (A) such as may be required under the 1933 Act or the rules and regulations thereunder; (B) such as may be required under the 1935 Act; (C) the qualification of the Indenture under the 1939 Act; (D) the approval of The Public Utilities Commission of Ohio; and (E) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or "blue sky" laws.

           (h) The consolidated financial statements of the Company and its consolidated subsidiaries together with the notes thereto, included or incorporated by reference in the Prospectus present fairly the financial position of the Company at the dates or for the periods indicated; said consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles applied, apart from reclassifications disclosed therein, on a consistent basis throughout the periods involved; and the selected consolidated financial information of the Company included in the Prospectus presents fairly the information shown therein and has been compiled, apart from reclassifications disclosed therein, on a basis consistent with that of the audited financial statements of the Company included or incorporated by reference in the Prospectus.

           (i) There is no pending action, suit, investigation, litigation or proceeding, including, without limitation, any environmental action, affecting the Company before any court, governmental agency or arbitration that is reasonably likely to have a material adverse effect on the business, properties, financial condition or results of operations of the Company, except as disclosed in the Prospectus.

      The Company's covenants, warranties and representations contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the Senior Notes hereunder.

      6. Warranties of Underwriters: Each Underwriter warrants and represents that the information furnished in writing to the Company through the Representative for use in the Registration Statement, in the Basic Prospectus, in the Prospectus, or in the Prospectus as amended or supplemented is correct as to such Underwriter. The warranties and representations of such Underwriter contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or other person, and shall survive the delivery of and payment for the Senior Notes hereunder.

      7. Indemnification and Contribution:

           (a) To the extent permitted by law, the Company agrees to indemnify and hold you harmless, your officers and directors and each person, if any, who controls you within the meaning of Section 15 of the Act, against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Act or otherwise, and to reimburse you and such controlling person or persons, if any, for any legal or other expenses incurred by you or them in connection with defending any action, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any alleged untrue statement or untrue statement of a material fact contained in the Registration Statement, in the Basic Prospectus (if used prior to the effective date of this Agreement), or in the Prospectus, or if the Company shall furnish or cause to be furnished to you any amendments or any supplements to the Prospectus, in the Prospectus as so amended or supplemented except to the extent that such amendments or supplements relate solely to securities other than the Senior Notes (provided that if such Prospectus or such Prospectus, as amended or supplemented, is used after the period of time referred to in Section 4(b) hereof, it shall contain such amendments or supplements as the Company deems necessary to comply with Section 10(a) of the Act), or arise out of or are based upon any alleged omission or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such alleged untrue statement or omission, or untrue statement or omission which was made in the Registration Statement, in the Basic Prospectus or in the Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by or through the Representative expressly for use therein or with any statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility under the 1939 Act of any indenture trustee under an indenture of the Company, and except that this indemnity shall not inure to your benefit (or of any person controlling you) on account of any losses, claims, damages, liabilities or actions arising from the sale of the Senior Notes to any person if such loss arises from the fact that a copy of the Prospectus, as the same may then be supplemented or amended to the extent such Prospectus was provided to you by the Company (excluding, however, any document then incorporated or deemed incorporated therein by reference), was not sent or given by you to such person with or prior to the written confirmation of the sale involved and the alleged omission or alleged untrue statement or omission or untrue statement was corrected in the Prospectus as supplemented or amended at the time of such confirmation, and such Prospectus, as amended or supplemented, was timely delivered to you by the Company. You agree promptly after the receipt by you of written notice of the commencement of any action in respect to which indemnity from the Company on account of its agreement contained in this Section 7(a) may be sought by you, or by any person controlling you, to notify the Company in writing of the commencement thereof, but your omission so to notify the Company of any such action shall not release the Company from any liability which it may have to you or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 7(a). In case any such action shall be brought against you or any such person controlling you and you shall notify the Company of the commencement thereof, as above provided, the Company shall be entitled to participate in, and, to the extent that it shall wish, including the selection of counsel (such counsel to be reasonably acceptable to the indemnified party), to direct the defense thereof at its own expense. In case the Company elects to direct such defense and select such counsel (hereinafter, Company's counsel), you or any controlling person shall have the right to employ your own counsel, but, in any such case, the fees and expenses of such counsel shall be at your expense unless (i) the Company has agreed in writing to pay such fees and expenses or (ii) the named parties to any such action (including any impleaded parties) include both you or any controlling person and the Company and you or any controlling person shall have been advised by your counsel that a conflict of interest between the Company and you or any controlling person may arise (and the Company's counsel shall have concurred in good faith with such advice) and for this reason it is not desirable for the Company's counsel to represent both the indemnifying party and the indemnified party (it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for you or any controlling person (plus any local counsel retained by you or any controlling person in their reasonable judgment), which firm (or firms) shall be designated in writing by you or any controlling person).

           (b) Each Underwriter agrees, to the extent permitted by law, severally and not jointly, to indemnify, hold harmless and reimburse the Company, its directors and such of its officers as shall have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, to the same extent and upon the same terms as the indemnity agreement of the Company set forth in Section 7(a) hereof, but only with respect to untrue statements or alleged untrue statements or omissions or alleged omissions made in the Registration Statement, or in the Basic Prospectus, or in the Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by the Representative on behalf of such Underwriter expressly for use therein. The Company agrees promptly after the receipt by it of written notice of the commencement of any action in respect to which indemnity from you on account of your agreement contained in this Section 7(b) may be sought by the Company, or by any person controlling the Company, to notify you in writing of the commencement thereof, but the Company's omission so to notify you of any such action shall not release you from any liability which you may have to the Company or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 7(b).

           (c) If recovery is not available or insufficient under Section 7(a) or 7(b) hereof for any reason other than as specified therein, the indemnified party shall be entitled to contribution for any and all losses, claims, damages, liabilities and expenses for which such indemnification is so unavailable or insufficient under this Section 7(c). In determining the amount of contribution to which such indemnified party is entitled, there shall be considered the portion of the proceeds of the offering of the Senior Notes realized, the relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any equitable considerations appropriate under the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) without reference to the considerations called for in the previous sentence. No Underwriter or any person controlling such Underwriter shall be obligated to contribute any amount or amounts hereunder which in the aggregate exceeds the total price of the Senior Notes purchased by such Underwriter under this Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. An Underwriter's obligation to contribute under this Section 7 is in proportion to its purchase obligation and not joint with any other Underwriter.

           (d) No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
                Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party.

           (e) In no event shall any indemnifying party have any liability or responsibility in respect of the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim effected without its prior written consent.

      The agreements contained in this Section 7 hereof shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the Senior Notes hereunder.

      8. Default of Underwriters: If any Underwriter under this Agreement shall fail or refuse (otherwise than for some reason sufficient to justify, in accordance with the terms hereof, the cancellation or termination of its obligations hereunder) to purchase and pay for the principal amount of Senior Notes which it has agreed to purchase and pay for hereunder, and the aggregate principal amount of Senior Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Senior Notes, the other Underwriters shall be obligated severally in the proportions which the amounts of Senior Notes set forth opposite their names in Exhibit 1 hereto bear to the aggregate principal amount of Senior Notes set forth opposite the names of all such non-defaulting Underwriters, to purchase the Senior Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the terms set forth herein; provided that in no event shall the principal amount of Senior Notes which any Underwriter has agreed to purchase pursuant to Section 1 hereof be increased pursuant to this Section 8 by an amount in excess of one-ninth of such principal amount of Senior Notes without the written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase Senior Notes and the aggregate principal amount of Senior Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Senior Notes then this Agreement shall terminate without liability on the part of any non-defaulting Underwriter; provided, however, that the non-defaulting Underwriters may agree, in their sole discretion, to purchase the Senior Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the terms set forth herein. In the event of any such termination, the Company shall not be under any liability to any Underwriter (except to the extent, if any, provided in Section 4(h) hereof), nor shall any Underwriter (other than an Underwriter who shall have failed or refused to purchase the Senior Notes without some reason sufficient to justify, in accordance with the terms hereof, its termination of its obligations hereunder) be under any liability to the Company or any other Underwriter.

      Nothing herein contained shall release any defaulting Underwriter from its liability to the Company or any non-defaulting Underwriter for damages occasioned by its default hereunder.

      9. Termination of Agreement by the Underwriters: This Agreement may be terminated at any time prior to the Time of Purchase by the Representative if, after the execution and delivery of this Agreement and prior to the Time of Purchase, in the Representative's reasonable judgment, the Underwriters' ability to market the Senior Notes shall have been materially adversely affected because:

            (i) trading in securities on the New York Stock Exchange shall have been generally suspended by the Commission or by the New York Stock Exchange or trading in the securities of the Company shall have been suspended by the New York Stock Exchange, or

           (ii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other national or international calamity or crisis, or

           (iii) a general banking moratorium shall have been declared by Federal or New York State authorities, or

           (iv) there shall have been any decrease in the ratings of the Company's debt securities by Moody's Investors Services, Inc. (Moody's) or Standard & Poor's Ratings Services (S&P) or either Moody's or S&P shall publicly announce that it has such debt securities under consideration for possible further downgrade other than what has been announced.

           If the Representative elects to terminate this Agreement, as provided in this Section 9, the Representative will promptly notify the Company by telephone or by telex or facsimile transmission, confirmed in writing. If this Agreement shall not be carried out by any Underwriter for any reason permitted hereunder, or if the sale of the Senior Notes to the Underwriters as herein contemplated shall not be carried out because the Company is not able to comply with the terms hereof, the Company shall not be under any obligation under this Agreement and shall not be liable to any Underwriter or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement (except that the Company shall remain liable to the extent provided in Section 4(h) hereof) and the Underwriters shall be under no liability to the Company nor be under any liability under this Agreement to one another.

      10. Notices: All notices hereunder shall, unless otherwise expressly provided, be in writing and be delivered at or mailed to the following addresses or by telex or facsimile transmission confirmed in writing to the following addresses: if to the Underwriters, to the Representative at Barclays Capital Inc., Attention: James Glascott (fax 212/412-1615) and Morgan Stanley & Co. Incorporated, Attention: Harold J. Hendershot, III (fax 212/761-0783), and, if to the Company, to Ohio Power Company, c/o American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio 43215, Attention: General Counsel (fax 614/716-1687).

      11. Parties in Interest: The agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company (including the directors thereof and such of the officers thereof as shall have signed the Registration Statement), the controlling persons, if any, referred to in Section 7 hereof, and their respective successors, assigns, executors and administrators, and no other person shall acquire or have any right under or by the virtue of this Agreement.

      12. Definition of Certain Terms: If there be two or more persons, firms or corporations named in Exhibit 1 hereto, the term "Underwriters", as used herein, shall be deemed to mean the several persons, firms or corporations, so named (including the Representative herein mentioned, if so named) and the term "Representative", as used herein, shall be deemed to mean the representative or representatives designated by, or in the manner authorized by, the Underwriters. All obligations of the Underwriters hereunder are several and not joint. If there shall be only one person, firm or corporation named in Exhibit 1 hereto, the term "Underwriters" and the term "Representative", as used herein, shall mean such person, firm or corporation. The term "successors" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Senior Notes from any of the respective Underwriters.

      13. Conditions of the Company's Obligations: The obligations of the Company hereunder are subject to the Underwriters' performance of their obligations hereunder, and the further condition that at the Time of Purchase The Public Utilities Commission of Ohio shall have issued an appropriate order, and such order shall remain in full force and effect, authorizing the transactions contemplated hereby.

      14. Applicable Law: This Agreement will be governed and construed in accordance with the laws of the State of New York.

      15. Execution of Counterparts: This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, on the date first above written.


                               OHIO POWER COMPANY


                          By:__/s/ A. A. Pena_______
                             Name:  A. A. Pena
                             Title: Vice President



        BARCLAYS CAPITAL INC.
  MORGAN STANLEY & CO. INCORPORATED
          as Representative
  and on behalf of the Underwriters
      named in Exhibit 1 hereto


BARCLAYS CAPITAL INC.


By:_/s/ Pamela Kendall_________
   Name:  Pamela Kendall
   Title: Director

MORGAN STANLEY & CO. INCORPORATED


By:_/s/ Michael Fusco__________
   Name:   Michael Fusco
   Title:  Authorized Signer


                                 EXHIBIT 1

                                          Principal Amount
           Name                           of Series H Notes


      Barclays Capital Inc.                $ 88,875,000

      Morgan Stanley & Co. Incorporated      88,875,000

      ABN AMRO Incorporated                  15,750,000

      Danske Markets Inc.                    15,750,000

      The Royal Bank of Scotland plc         15,750,000

           TOTAL                           $225,000,000



                                          Principal Amount
           Name                           of Series I Notes


      Barclays Capital Inc.                $ 88,875,000

      Morgan Stanley & Co. Incorporated      88,875,000

      ABN AMRO Incorporated                  15,750,000

      Danske Markets Inc.                    15,750,000

      The Royal Bank of Scotland plc         15,750,000

           TOTAL                           $225,000,000